Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Post-Effective Amendment No. 1 to Form S-1 on Form S-3 Registration Statement (No. 333-146254) of our report dated June 1, 2007, relating to the consolidated financial statements of Meade Instruments Corp. and subsidiaries, appearing in the Annual Report on Form 10-K for the year ended February 28, 2007.  We also consent to the reference to us under the heading “Experts” in the Prospectus which is a part of such Post-Effective Amendment No. 1.

/s/ MOSS ADAMS LLP

Irvine, California
December 17, 2007